MONTHLY PAYMENT INSTRUCTIONS AND NOTIFICATION
                                 TO THE TRUSTEE
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1997-A
                    MONTHLY PERIOD ENDING OCTOBER 31, 1997
                                          ------------------

                  Capitalized terms used in this notice have their respective meanings set forth in the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Pooling and Servicing Agreement as supplemented by the Series 1997-A Supplement. This notice is delivered pursuant to Section 4.09.

   A. Bank of America is the Servicer under the Pooling and Servicing Agreement.

   B. The undersigned is a Servicing Officer.

   C. The date of this notice is on or before the related Transfer Date under the Pooling and Servicing Agreement.

I.     INSTRUCTION TO MAKE A WITHDRAWAL

           Pursuant to Section 4.09, the Servicer does hereby instruct the Trustee (i) to make withdrawals from the Finance Charge Account, the Principal Account, and the Principal Funding Account on NOVEMBER 14, 1997,
                                                        -----------------
which date is a Transfer Date under the Pooling and Servicing Agreement, in aggregate amounts set forth below in respect of the following amounts and
(ii) to apply the proceeds of such withdrawals in accordance with subsection 3 (a) of the Series 1997-A Supplement and Section 4.09 of the Pooling and Servicing Agreement:


A.           Pursuant to subsection 3 (a) of the Series 1997-A Supplement:

             1.       Servicer Interchange........................$   625,000.00
                                                                   -------------

B.           Pursuant to subsection 4.09 (a) (i):

             1.       Class A Monthly Interest at the Class A
                      Certificate Rate on the Class A Investor
                      Interest....................................$ 3,410,532.81
                                                                   -------------

             2.       Class A Deficiency Amount...................$         0.00
                                                                   -------------

             3.       Class A Additional Interest.................$         0.00
                                                                   -------------

C.           Pursuant to subsection 4.09 (a) (ii):

             1.       Class A Servicing Fee.......................$   540,625.00
                                                                   -------------

             2.       Accrued and unpaid Class A Servicing Fee....$         0.00
                                                                   -------------

D.           Pursuant to subsection 4.09 (a) (iii):

             1.       Class A Investor Default Amount.............$ 4,059,893.87
                                                                   -------------

E.           Pursuant to subsection 4.09 (a) (iv):

             1.       Portion of Excess Spread from Class A
                      Available Funds to be allocated and,
                      distributeded as provided in Section 4.11...$ 3,146,566.18
                                                                   -------------

F.           Pursuant to subsection 4.09 (b) (i):

             1.       Class B Monthly Interest at the Class B
                      Certificate Rate on the Class B Investor
                      Interest....................................$   223,660.94
                                                                   -------------

             2.       Class B Deficiency Amount...................$         0.00
                                                                   -------------

             3.       Class B Additional Interest.................$         0.00
                                                                   -------------

G.           Pursuant to subsection 4.09 (b) (ii):

             1.       Class B Servicing Fee.......................$    34,375.00
                                                                   -------------

             2.       Accrued and unpaid Class B Servicing Fee....$         0.00
                                                                   -------------

H.           Pursuant to subsection 4.09 (b) (iii):

             1.       Portion of Excess Spread from Class B
                      Available Funds to be allocated and
                      distributed as provided in Section 4.11.....$   451,407.96
                                                                   -------------

I.           Pursuant to subsection 4.09 (c) (i):

             1.       Collateral Interest Servicing Fee, if
                      applicable..................................$          N/A
                                                                   -------------

             2.       Accrued and unpaid Collateral Interest
                      Servicing Fee, if applicable................$          N/A
                                                                   -------------

J.           Pursuant to subsection 4.09 (c) (ii):

             1.       Portion of Excess Spread from Collateral
                      Available  Funds to be allocated and
                      distributed as provided  in  Section 4.11.. $ 1,031,918.42
                                                                   -------------

                      Total...................................... $13,523,980.18
                                                                   =============

K.           Pursuant to subsection 4.09 (d) (ii):

             1.       Amount to be treated as Shared Excess
                      Principal Collections...................... $         0.00
                                                                   -------------

L.           Pursuant to subsection 4.09 (d) (iii):

             1.       Amount to be  paid to the  Holder of  the
                      Transferor Certificate.....................$105,380,494.25
                                                                  --------------

             2.       Unallocated Principal Collections...........$         0.00
                                                                   -------------

M.           Pursuant to subsection 4.09 (e) (i):

             1.       Class A Monthly Principal...................$         0.00
                                                                   -------------

N.           Pursuant to subsection 4.09 (e) (ii):

             1.      Class B Monthly Principal....................$         0.00
                                                                   -------------

O.           Pursuant to subsection 4.09 (e) (iii)

             1.      Collateral Monthly Principal to be applied
                     in accordance with the Loan Agreement........$         0.00
                                                                   -------------

P.           Pursuant to subsection 4.09 (e) (iv):

             1.      Amount to be treated as Shared Excess
                     Principal Collections........................$         0.00
                                                                   -------------

Q.           Pursuant to subsection 4.09 (e) (v):

             1.      Amount to be paid to the Holder of the
                     Transferor Certificate.......................$         0.00
                                                                   -------------

             2.      Unallocated Principal Collections............$         0.00
                                                                   -------------

R.           Pursuant to subsection 4.09 (f):


             1.      Amount to be withdrawn from the Principal
                     Funding Account and deposited into the
                     Distribution Account.........................$         0.00
                                                                   -------------

S.           Pursuant to Section 4.13:

             1.      Amount of Shared Excess Finance Charge
                     Collections to be withdrawn from the
                     Finance Charge account to be allocated to
                     Series 1997-A and distributed as provided
                     in Section 4.11..............................$         0.00
                                                                   -------------


II.     INSTRUCTION TO MAKE CERTAIN PAYMENTS

           Pursuant to Section 4.09,  the Servicer  does hereby  instruct the Trustee to pay in accordance with Section 5.01 from the Distribution Account on NOVEMBER 17, 1997, which date is a Distribution Date under the Pooling and
   -----------------
Servicing Agreement, amounts so deposited in the Distribution Account pursuant to Section 4.09 as set forth below:

A.           Pursuant to subsection 4.09 (g):

             1.      Amount to be distributed to Class A
                     Certificateholders...........................$ 3,410,532.81
                                                                   -------------

             2.      Amount to be distributed to Class B
                     Certificateholders...........................$   223,660.94
                                                                   -------------

B.           Pursuant to subsection 4.09 (h) (i):

             1.      Amount to be distributed to Class A
                     Certificateholders...........................$         0.00
                                                                   -------------

C.           Pursuant to subsection 4.09 (h) (ii):

             1.      Amount to be distributed to the  Class B
                     Certificateholders...........................$         0.00
                                                                   -------------


III.     APPLICATION OF EXCESS SPREAD

           Pursuant to Section 4.11, the Servicer does hereby instruct the Trustee to apply the Excess Spread with respect to the related Monthly Period and to make the following distributions in the following priority:

A.           The amount equal to the Class A Required Amount,
             if any, which will be used to fund the Class A
             Required Amount and be applied in accordance
             with, and in the priority set forth in,
             subsection 4.09 (a)................................. $         0.00
                                                                   -------------

B.           The amount equal to the  aggregate  amount of
             Class A Investor Charge Offs which have not been
             previously  reimbursed (after giving effect to
             the allocation on such Transfer Date of certain
             other amounts applied for that purpose) which
             will be treated as a portion of Investor
             Principal Collections and deposited into the
             Principal Account on such Transfer Date..............$         0.00
                                                                   -------------
C.           The amount equal to the Class B Required
             Amount, if any, which will be used to fund the
             Class B Required Amount and be applied first
             in accordance with, and in the  priority set
             forth in, subsection 4.09(b) and then any
             amount available to pay the Class B Investor
             Default Amount shall be treated as a portion
             of Investor Principal Collections and
             deposited into the Principal Account.................$   258,143.54
                                                                   -------------

D.           The amount equal to the aggregate amount by
             which the Class B Investor Interest has been
             reduced  below the initial Class B Investor
             Interest for reasons other than the paymentof
             principal to the Class B Certificateholders
             (but not in excess of the aggregate amount of
             such reductions which have not been previously
             reimbursed) which will be treated as a portion
             of Investor Principal Collections and
             deposited into the Principal Account................ $         0.00
                                                                   -------------

E.           The amount equal to the Collateral Monthly
             Interest plus the amount of any past due
                      ----
             Collateral Monthly Interest which will be paid
             to the Collateral Interest Holder for
             application in accordance with the Loan Agreement....$   334,125.00
                                                                   -------------

F.           The amount equal to the aggregate amount of
             accrued but unpaid Collateral Interest
             Servicing Fees which will be paid to the
             Servicer if the Transferor or an Acceptable
             Successor Servicer is the Servicer...................$    50,000.00
                                                                   -------------

G.           The amount equal to the Collateral Default
             Amount, if any, for the prior Monthly Period
             which will be treated as a portion of Investor
             Principal Collections and deposited into the
             Principal Account....................................$   375,481.51
                                                                   -------------

H.           The amount equal to the aggregate amount by
             which the Collateral Interest has been reduced
             below the Required Collateral Interest for
             reasons other than the payment of principal to
             the Collateral Interest Holder (but not in
             excess of the aggregate amount of such
             reductions which have not been previously
             reimbursed)  which will be treated as a portion
             of Investor Principal Collections and
             deposited into the Principal Account.................$         0.00
                                                                   -------------

I.           On each Transfer Date from and after the Reserve
             Account Funding Date, but prior to the date on
             which the Reserve Account terminates as
             described in subsection 4.16 (f), the amount up
             to the excess, if any, of the Required Reserve
             Account Amount over the Available Reserve
             Account Amount which shall be deposited into the
             Reserve Account......................................$         0.00
                                                                   -------------

J.           The amount equal to the aggregate of any other
             amounts due to the Collateral Interest Holder out
             of collections of Excess Spread and Shared Excess
             Finance Charge Collections allocated to Series
             1997-A pursuant to the Loan Agreement shall be
             distributed to the Collateral Interest Holder for
             application in accordance with the Loan Agreement... $         0.00
                                                                   -------------

K.           The balance, if any, after giving effect to the
             payments made pursuant to subparagraphs (A)
             through (J) above will constitute a portion of
             Shared Excess Finance Charge Collections for
             such Distribution Date and will be available for
             allocation to other Series in Shared Excess
             Finance charge Collections Group One and, to the
             extent not required to be applied to any Series
             in Shared Excess Finance Charge Collections Group
             One, shall be distributed to the Holder of
             the Transferor Certificate.......................... $ 3,612,142.51
                                                                   -------------

IV.     REALLOCATED PRINCIPAL COLLECTIONS

           Pursuant to Section 4.12, the Servicer does hereby instruct the Trustee to withdraw from the Principal Account and apply Reallocated Principal Collections pursuant to Section 4.12 with respect to the related Monthly Period in the following amounts:

A.         Reallocated Collateral Principal Receivables...........$         0.00
                                                                   -------------

B.         Reallocated Class B Principal Receivables..............$         0.00
                                                                   -------------


V.     ACCRUED AND UNPAID AMOUNTS

             After giving effect to the withdrawals and transfers to be made in accordance with this notice, the following amounts will be accrued and unpaid with respect to all Monthly Periods preceding the current calendar month.

A.           Subsections 4.09 (a) (i) and (b) (i) :

             1.      The aggregate amount of the Class A
                     Deficiency Amount............................$         0.00
                                                                   -------------

             2.      The aggregate amount of Class B Deficiency
                     Amount.......................................$         0.00
                                                                   -------------

B.           Subsections 4.09 (a) (ii) and (b) (ii):

             1.      The aggregate amount of all accrued and
                     unpaid Investor Monthly Servicing Fees.......$         0.00
                                                                   -------------

C.           Section 4.10:

             1.      The aggregate amount of all unreimbursed
                     Investor Charge Offs.........................$         0.00
                                                                   -------------



IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 12th day of NOVEMBER, 1997.
----        --------------


                                       BANK OF AMERICA NATIONAL ASSOCIATION

                                       Transferor and Servicer



                                       By:  /s/ MARGARET A. SPRUDE
                                            ------------------------------
                                            Name:  Margaret A. Sprude
                                            Title: SVP & Chief Financial Officer